                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):         February 20, 2007
                                                   -----------------------------


                            THE X-CHANGE CORPORATION
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


           NEVADA                      002-41703                  90-0156146
--------------------------------------------------------------------------------
(State of Other Jurisdiction          (Commission               (IRS Employer
      of Incorporation)              File Number)            Identification No.)


     710 CENTURY PARKWAY, ALLEN, TX                                  75013
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                           (Zip Code)


Registrant's telephone number, including area code:       (972) 747-0051
                                                     ---------------------------


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

On February 20, 2007, the X-Change Corporation (the "Company") sold 21 units of our securities at an offering price of $25,000 per unit to certain accredited investors (the "Subscribers") in the initial closing of a private placement exempt from registration under the Securities Act of 1933 in reliance on exemptions provided by Section 4(2) of such Act and Rule 506 of Regulation D promulgated pursuant to such Act (the "Offering"). Each unit consists of 35,000 shares of common stock of the Company (the "Common Stock"), a warrant to purchase 35,000 shares of Common Stock of the Company at $1.50 per share exercisable for five years (the "$1.50 Warrant") and a warrant to purchase 35,000 shares of Common Stock of the Company at $2.00 per share exercisable for five years (the "$2.00 Warrant"). Subject to subscriber demand, there may be one or more additional closings prior to March 31, 2007. The Offering was subject to the execution of a Subscription Agreement (the "Subscription Agreements") and Registration Rights Agreement (the "Registration Rights Agreements"), entered into between the Subscribers and the Company, which contains terms and provisions customary for a transaction of this type. To date, the Subscribers have subscribed for 735,000 shares of the Common Stock of the Company to be issued by the Company at the initial closing of the Offering. No underwriting commissions or discounts have been paid.

The initial closing was conditioned on the receipt by the Company of acceptable cash subscriptions for a minimum of $500,000. To date, the Company has received gross proceeds of $525,000 in this Offering. The maximum amount that will be raised from the Offering will be $6,000,000. The maximum number of shares of Common Stock that will be sold pursuant to this Offering is 8,400,000, in addition to 8,400,000 shares of Common Stock issuable upon exercise of $1.50 Warrants and up to 8,400,000 shares of Common Stock issuable upon exercise of $2.00 Warrants. The Company intends to use the net proceeds from the Offering, after deducting the costs associated with the Offering, for debt reduction, sales expenses and general working capital.

The Company agreed to file a registration statement with the Securities and Exchange Commission within 120 days of the closing of the Offering covering the shares of Common Stock, including the shares underlying the warrants, sold in the Offering. Once effective, we have agreed to keep the registration statement effective until the earlier of

         o the date all shares are sold pursuant to the registration statement;

         o        six months after all of the warrants are exercised; and

         o six months after the $2.50 warrants are deemed to be cashlessly exercised under their terms.

The Company will pay certain costs associated with the filing of the registration statement.

The securities issued in the Offering have not been registered under the Securities Act of 1933, as amended, and until so registered the securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration. This announcement is not an offer to sell securities of the Company, and is made only as required under applicable rules for filing current reports with the United States Securities and Exchange Commission, and as permitted under Rule 135c under the Securities Act of 1933.

The foregoing is a summary of the terms of the Subscription Agreement the Registration Rights Agreement, the $1.50 Warrant and the $2.00 Warrant and does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, copies of which are attached hereto as Exhibits
10.1 and 10.2, 10.3 and 10.4.

On February 20, 2007, the Company issued a press release announcing the initial closing of the private placement. A copy of the press release is furnished as
Exhibit 99.1 and is incorporated into this current report by reference.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

         The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.


ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

         The following is the index of exhibits furnished in accordance with
Item 601 of Regulation S-K, filed as part of this Current Report on Form 8-K or incorporated by reference herewith:

         (a)      EXHIBIT

                  Exhibit No.               Description
                  -----------               -----------

                    10.1 Form of Subscription Agreement, between the Company and each of the Subscribers

                    10.2 Form of Registration Rights Agreement, between the Company and each of the Subscribers

                    10.3 Form of $1.50 Warrant issued by the Company to each of the Subscribers

                    10.4 Form of $2.00 Warrant issued by the Company to each of the Subscribers

                    99.1 Press Release of the Company Announcing Initial Closing of the Offering, dated February 20, 2007

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             THE X-CHANGE CORPORATION


Date:    February 20, 2007                   By:     /s/ Scott R. Thompson
       -------------------------                  ------------------------------
                                             Name:   Scott R. Thompson
                                             Title:  Chief Financial Officer